EXHIBIT 23







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Hills Bancorporation


We hereby consent to the incorporation by reference of our report dated February 13, 1997 with respect to the financial statements of Hills Bancorporation and subsidiary included in the Annual Report on Form 10-K of Hills Bancorporation for the year ended December 31, 1996 in Registrant Statement No. 33-73606 on Form S-8 filed December 30, 1993 and Registrant Statement No. 33-2657 on Form S-8 filed January 10, 1986.




                                                 /S/ McGLADREY & PULLEN, LLP



Iowa City, Iowa
March 27, 1997